                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                          Sunrise Assisted Living, Inc.
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies: ____________

    2) Aggregate number of securities to which transaction applies: __________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________

    4) Proposed maximum aggregate value of transaction: ___________

    5) Total fee paid: ___________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                                -----------------------------------------------
    2) Form, Schedule or Registration Statement No.:
                                                      -------------------------
    3) Filing Party:
                      ---------------------------------------------------------
    4) Date Filed:
                    -----------------------------------------------------------

                         SUNRISE ASSISTED LIVING, INC.
                              7902 WESTPARK DRIVE
                                MCLEAN, VA 22102
                                 (703) 273-7500

                                 April 5, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 annual meeting of stockholders of Sunrise Assisted Living, Inc. to be held on Friday, May 17, 2002, at 9:00 a.m., at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia.

     The annual meeting has been called for the following purposes:

          - to elect three directors for terms of three years each;

          - to approve the 2002 stock option and restricted stock plan; and

          - to transact such other business as may properly come before the annual meeting or any adjournments or postponements.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

                                          Very truly yours,

                                          /s/ PAUL J. KLAASSEN

                                          Paul J. Klaassen
                                          Chairman of the Board
                                            and Chief Executive Officer

                         SUNRISE ASSISTED LIVING, INC.
                              7902 WESTPARK DRIVE
                                MCLEAN, VA 22102
                                 (703) 273-7500
                            ------------------------

                    NOTICE TO ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2002
                            ------------------------

     NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders of Sunrise Assisted Living, Inc. will be held at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia on Friday, May 17, 2002 at 9:00 a.m., for the following purposes:

          (1) To elect three directors of Sunrise for three-year terms and until their successors shall have been elected and qualified;

          (2) To approve the 2002 stock option and restricted stock plan; and

          (3) To transact such other business as may properly come before the meeting or any adjournments or postponements.

     The board of directors has fixed March 28, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements. Only stockholders of record at the close of business on that date are entitled to notice and to vote at the annual meeting. All stockholders are cordially invited to attend the annual meeting.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned or postponed to permit further solicitation of proxies by Sunrise.

                                           By order of the board of directors

                                           /s/ PAUL J. KLAASSEN

                                           Paul J. Klaassen
                                           Chairman of the Board
                                             and Chief Executive Officer

McLean, Virginia
April 5, 2002

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOUR PROXY MAY BE REVOKED PRIOR TO THE VOTING BY FILING WITH THE SECRETARY OF SUNRISE A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                         SUNRISE ASSISTED LIVING, INC.
                              7902 WESTPARK DRIVE
                                MCLEAN, VA 22102
                                 (703) 273-7500
                            ------------------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2002
                            ------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This proxy statement is furnished to stockholders of Sunrise Assisted Living, Inc. in connection with the solicitation by the board of directors of Sunrise of proxies to be used at the 2002 annual meeting of stockholders, to be held at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia on Friday, May 17, 2002 at 9:00 a.m., and at any adjournments or postponements.

     If the enclosed form of proxy is properly executed and returned to Sunrise in time to be voted at the annual meeting, the shares represented by the proxy will be voted consistent with the instructions marked on the proxy. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (a) FOR THE ELECTION OF THE BOARD OF DIRECTORS' THREE NOMINEES AS DIRECTORS; AND (b) FOR APPROVAL OF THE 2002 STOCK OPTION AND RESTRICTED STOCK PLAN. A COPY OF THE 2002 STOCK OPTION AND RESTRICTED STOCK PLAN IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on the other matters as determined by a majority of Sunrise's board of directors. The presence of a stockholder at the annual meeting will not automatically revoke a stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the secretary of Sunrise a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

     Sunrise will pay for the cost of soliciting proxies. In addition to soliciting proxies by mail, Sunrise, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. Sunrise also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy materials to and obtain proxies from beneficial owners and will reimburse these holders for their reasonable expenses in so doing. Sunrise also has retained Corporate Investor Communications, Inc., a proxy soliciting firm, to assist in soliciting proxies. Sunrise will pay Corporate Investor Communications a fee of $4,500, plus reimbursement of out-of-pocket expenses. It is anticipated that this proxy statement will be mailed to stockholders on or about April 5, 2002.

     The securities which can be voted at the annual meeting consist of shares of common stock of Sunrise, par value $.01 per share. Each share entitles its owner to one vote on all matters. Sunrise's certificate of incorporation does not provide for cumulative voting in the election of directors. The close of business on March 28, 2002 has been fixed by the board of directors as the record date for determination of stockholders entitled to vote at the annual meeting. The number of shares of common stock outstanding on that date was 22,509,544.

     The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Stockholders' votes will be tabulated by the persons appointed by the board of directors to act as inspectors of election for the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions and broker non-votes will have the same effect as a negative vote on Proposal 2.

     A copy of Sunrise's annual report to stockholders for the year ended December 31, 2001 accompanies this proxy statement. SUNRISE IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31,

2001 WITH THE SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUNRISE'S 2001 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, BY WRITING TO SUNRISE ASSISTED LIVING, INC., 7902 WESTPARK DRIVE, MCLEAN, VA 22102, ATTENTION:
CORPORATE SECRETARY. SUNRISE WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Sunrise's certificate of incorporation provides for a minimum of two directors and a maximum of 11 directors. The board of directors of Sunrise currently consists of nine members. The directors are divided into three classes, each consisting of one-third of the total number of directors. The term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the annual meeting, three directors will be elected, each for a three-year term. As described below, the board of directors' nominees are Ronald
V. Aprahamian, David G. Bradley and Teresa M. Klaassen. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE BOARD OF DIRECTORS' THREE NOMINEES FOR ELECTION AS DIRECTORS.

     Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Aprahamian and Bradley and Ms. Klaassen for three-year terms. The board of directors believes that these nominees will stand for election and will serve if elected as directors. However, if any person nominated by the board of directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of another person or persons as a majority of Sunrise's board of directors may recommend. Under Sunrise's bylaws, directors are elected by plurality vote.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     The following table sets forth certain information regarding the board of directors' three nominees for election as directors and those directors who will continue to serve as directors after the annual meeting.

                                      AGE AT
                                     MARCH 28,   DIRECTOR     FOR TERM        POSITION(S) HELD
                                       2002      SINCE (1)   TO EXPIRE          WITH SUNRISE
                                     ---------   ---------   ----------  --------------------------
NOMINEES:
-----------------------------------

Ronald V. Aprahamian...............     55         1995         2005     Director
David G. Bradley...................     49         1997         2005     Director
Teresa M. Klaassen (2).............     46         1981         2005     Executive Vice President,
                                                                         Secretary and Director

                                                                TERM
CONTINUING DIRECTORS:                                         EXPIRES
-----------------------------------                          ----------
Paul J. Klaassen (2)...............     44         1981         2004     Chairman of the Board and
                                                                         Chief Executive Officer
Craig R. Callen....................     46         1999         2004     Director
Peter A. Klisares..................     66         2000         2004     Director
Thomas J. Donohue..................     63         1995         2003     Director
David W. Faeder....................     45         1993         2003     Vice Chairman of the Board
                                                                         and Director
J. Douglas Holladay................     55         2000         2003     Director

---------------
(1) The dates shown reflect the year in which these persons were first elected as directors of Sunrise or its predecessors.

(2) Paul J. Klaassen and Teresa M. Klaassen are related as husband and wife.

     The principal occupations for the past five years of each of the three nominees for director and the six directors whose terms of office will continue after the annual meeting are set forth below.

     RONALD V. APRAHAMIAN a business consultant and private investor. He has served as chairman of the board of Superior Consultant Holdings Corporation, a national healthcare information technology and strategic and operations management consulting firm, since October 2000. He is also a director of Metrocall, Inc., a wireless technology company. Mr. Aprahamian served as chairman of the board and chief executive officer of The Compucare Company, a health care information technology company, from 1988 until October 1996. From May 1997 to September 1998, he was a consultant to Sunrise.

     DAVID G. BRADLEY is chairman and owner of Atlantic Media Company, which encompasses the Atlantic Monthly, National Journal, the Hotline, Government Executive and several on-line daily briefings, positions he has held since 2001. In 1979, he founded and is the former chairman of The Advisory Board Company, a Washington, D.C.-based research firm providing best practices research focusing on business strategy, operations and general management issues for the healthcare industry. The Corporate Executive Board Company, a firm providing best practices research and analysis focusing on corporate strategy, operations and general management issues for non-healthcare industries was operated as a division of The Advisory Board Company until it was spun-off as a separate company in 1997. Mr. Bradley also serves on the board of directors of Georgetown University.

     TERESA M. KLAASSEN founded Sunrise with her husband Paul Klaassen in 1981. She has served as executive vice president and secretary of Sunrise and its predecessor entities since 1981. She currently serves as Sunrise's chief cultural officer, developing programs that help the company remain focused on its commitment to core values and principles of service. Ms. Klaassen is a founding member of the Assisted Living Federation of America, the largest assisted living trade association, and currently serves on the boards of directors of several long-term care organizations. She is a member of the Committee of 200, a leadership group of select U.S. corporate women; the Board of Trustees of the Merritt Academy; The Board of Trustees of George Mason University; and the Women's Forum of Washington, D.C.

     PAUL J. KLAASSEN founded Sunrise with his wife Teresa Klaassen in 1981. He has served as chairman of the board and chief executive officer of Sunrise and its predecessor entities since its inception. Mr. Klaassen is the founding chairman and a director of the Assisted Living Federation of America. He serves as a director of the U.S. Chamber of Commerce and The National Chamber Foundation. He also serves on the Board of Trustees of Marymount University, The Ethics and Public Policy Center, The Trinity Forum, The Hudson Institute, a public policy think tank, and the Advisory Committee for the Department of Health Care Policy at Harvard University Medical School. Mr. Klaassen also serves on numerous editorial advisory boards.

     CRAIG R. CALLEN is a managing director and the head of US Health Care Investment Banking at Credit Suisse First Boston, a subsidiary of Credit Suisse Group which acquired Donaldson, Lufkin & Jenrette, Inc. ("DLJ") in 2000. Prior to the acquisition, he was a managing director and co-head of health care investment banking at DLJ. Mr. Callen began his career with DLJ in 1984 and has advised health care companies exclusively since 1989.

     PETE A. KLISARES is a principal owner of MIGG Capital Investment Company, an Ohio-based capital investment company, and a business consultant. Mr. Klisares previously served as president, chief operating officer and a director of Karrington Health, Inc., a provider of assisted living facilities, from August 1997 to May 1999 when Karrington Health was acquired by Sunrise. Prior to this time, Mr. Klisares served in the following capacities with Worthington Industries, Inc., a manufacturer of processed steel and custom cast products:
(a) executive vice president from August 1993 to July 1997, and (b) assistant to the chairman of the board of directors from December 1991 to July 1993. Before joining Worthington Industries, Inc., Mr. Klisares served as executive director of JMAC, Inc. an investment company, from May 1991 to December 1991 and as manufacturing vice president and general manager of AT&T, a telecommunications firm, for more than five years prior to May 1991. Currently, he serves on the boards of Vistacare, a hospice care company, The Huntington National Bank, a national banking association, Dominion Homes, Inc. a residential construction firm, and MPW Industrial Services, an industrial support services firm. Under the terms of the merger agreement for the Karrington Health acquisition, Sunrise has appointed Mr. Klisares to

Sunrise's board as the representative of JMAC, Inc., Karrington Health's largest stockholder. As long as JMAC, Inc. continues to beneficially own at least 500,000 shares of Sunrise common stock, Sunrise has agreed to re-nominate Mr. Klisares, or another nominee of JMAC, Inc. reasonably acceptable to Sunrise's directors, and solicit proxies for his reelection as a director.

     THOMAS J. DONOHUE is president and chief executive officer of the U.S. Chamber of Commerce, positions which he has held since 1997. From 1984 to September 1997, he was president and chief executive officer of the American Trucking Association, the national trade organization of the trucking industry. Mr. Donohue currently serves on the boards of directors of Marymount University; Union Pacific, a rail and trucking firm; Qwest Communications International Inc., a broadband Internet communications company; XM Satellite Radio Holdings Inc., a provider of audio entertainment and information programming; and The Hudson Institute.

     DAVID W. FAEDER is vice-chairman of the Sunrise board. He served as executive vice president and chief financial officer of Sunrise and its predecessor entities from 1993 to 1997. He was named president of Sunrise in July 1997, and served in that position until April 2000. Mr. Faeder was elected vice chairman of the Sunrise board, effective April 2000. He is also the president of the Sunrise Foundation, a not-for profit organization associated with the Klaassens. Prior to joining Sunrise, Mr. Faeder was an officer of Morgan Stanley and Credit Suisse First Boston. Mr. Faeder received his MBA, with honors, from the Darden School at the University of Virginia and is a CPA. He currently serves on the Board of Associates of the University of Richmond and is a trustee of the Old Dominion University Educational Foundation.

     J. DOUGLAS HOLLADAY is a general partner in two private equity firms with offices in New York and Washington, D.C.: Park Avenue Equity Partners, LP and Thornton Group, LLC, positions he has held since 1998 and 1996, respectively. Mr. Holladay has held senior positions with the international investment banking firm, Goldman, Sachs and Company; the State Department and the White House. While a diplomat, he was accorded the personal rank of ambassador. Mr. Holladay has served as an advisor and board member to numerous organizations, both private and public, including Morehouse College, Harvard University, Heidrick & Struggles, an executive search firm, and United Way International.

OTHER EXECUTIVE OFFICERS

     The principal occupation during the past five years of Sunrise's other executive officers follows:

     THOMAS B. NEWELL, 44, has been president of Sunrise since April 2000. Previously, he served as general counsel of Sunrise and president of Sunrise Development, Inc., Sunrise's development subsidiary, from January 1996 until April 1, 2000, and as an executive vice president of Sunrise from May 1996 until April 1, 2000.

     CHRISTIAN B.A. SLAVIN, 44, has served as an executive vice president of Sunrise since May 1999. He served as chief financial officer from May 1999 until April 2000 at which time he was named head of Sunrise properties. From 1994 to May 1999, Mr. Slavin was a director of Prudential Securities, Inc., working both in real estate investment banking and mergers and acquisitions. Previously, he operated a mid-size fully integrated industrial real estate concern and a third party warehousing and logistics company.

     TIFFANY L. TOMASSO, 39, has served as an executive vice president since March 1998 and, effective April 1, 2000, she began serving as president of Sunrise management services. She joined Sunrise in 1993 as regional vice president in charge of developing assisted living facilities in New Jersey, Pennsylvania and Delaware, and was promoted in 1994 to senior vice president. Before 1993, Ms. Tomasso was vice president of operations for assisted living and healthcare at Presbyterian Homes of New Jersey. She previously served in a variety of long-term care administrator positions in facilities owned by HBA Management, Inc.

     BRIAN C. SWINTON, 57, has served as an executive vice president since May 1996. Effective April 1, 2000, he became president of Sunrise Senior Ventures, Inc., Sunrise's venture subsidiary and in September 2002, he became president of Sunrise At-Home Senior Living, Inc., Sunrise's joint venture company that provides assisted living services to individuals in their own homes ("Sunrise At-Home"). From January 1994 to April 1996, Mr. Swinton was a senior vice president of Forum Group, Inc., a developer and operator of retirement communities and assisted living facilities, where his responsibilities included marketing, sales and product development. From 1986 to 1994, Mr. Swinton served as vice president, product development, sales and marketing and the initial operations of the Brighton Gardens assisted living product line.

     LARRY E. HULSE, 46, joined Sunrise in 1995 as chief accounting officer becoming senior vice president and chief financial officer in March 2000. Previously, Mr. Hulse was with the international accounting firm of Ernst & Young from 1980 until October of 1995. As senior manager at Ernst & Young, Mr. Hulse provided accounting, audit, tax and consulting services to various industries and clients, including Sunrise.

     Executive officers are elected annually and serve at the discretion of the board of directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY
STOCKHOLDERS

     During 2001, Sunrise's board of directors held four regular meetings. For the 2001 period, no director attended less than 75 percent of (a) the total number of meetings held by the board of directors and (b) the total number of meetings held by all committees of the board of directors on which the director served. Sunrise has the following standing committees of its board of directors:

     Executive Committee. The members of the executive committee are Messrs. Klaassen and Faeder and Ms. Klaassen. The executive committee has been delegated all of the powers of the board of directors, when the board of directors is not in session, to the extent permitted under the Delaware General Corporation Law. Mr. Klaassen chairs the committee. The executive committee held one meeting during 2001.

     Audit Committee. The members of the audit committee are Messrs. Aprahamian, Donohue and Bradley, all of whom are independent directors. Mr. Aprahamian chairs the committee. The duties and responsibilities of the audit committee are set forth in the written audit committee charter adopted by the board of directors. Among other duties and responsibilities, the audit committee makes recommendations to the full board concerning the engagement of Sunrise's independent auditors, reviews the results and scope of the annual audit and other services provided by Sunrise's independent auditors and reviews the adequacy of Sunrise's internal accounting controls. A report of the audit committee is included in this annual proxy statement. The audit committee held four meetings during 2001. In 2002, as a result of the listing of our shares on the New York Stock Exchange, the audit committee charter was amended by the board to incorporate the independence and experience requirements for members of audit committees under NYSE rules. A copy of the amended audit committee charter is attached to this proxy statement as Exhibit B.

     Compensation Committee. The members of the compensation committee are Messrs. Aprahamian, Callen and Donohue. Mr. Donohue chairs the committee. The compensation committee makes recommendations to the full board of directors concerning salary and bonus compensation and benefits for the five most highly compensated executive officers of Sunrise. The compensation committee held two meetings during 2001.

     Stock Option Committee. The members of the stock option committee are Messrs. Bradley, Callen and Donohue. Mr. Donohue chairs the committee. The stock option committee has the power and authority to take all actions and make all determinations under Sunrise's stock option plans, including the grant of options. The stock option committee held four meetings during 2001.

     Investment Committee. The investment committee was formed in 2001 for the principal purpose of advising and otherwise assisting the board in evaluating new ventures and investment opportunities. The members of the investment committee are Messrs. Faeder, Holladay and Callen. Mr. Faeder chairs the committee. The investment committee held no meetings during 2001.

     The entire board of directors of Sunrise acts as a nominating committee for selecting management's nominees for election as directors and has made its nominations for the annual meeting. Sunrise's bylaws require that stockholder nominations for directors be made by timely notice in writing to the secretary of Sunrise. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Sunrise not less than 60 days prior to the meeting. However, if less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which notice of the date or public disclosure was made. Public notice of the expected date of the annual meeting was made on February 27, 2002 by the issuance of a press release. A stockholder's notice of nomination must set forth information specified in Sunrise's bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. Sunrise's bylaws provide that no person may be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

COMPENSATION OF DIRECTORS

     Non-employee directors are reimbursed for expenses incurred in attending meetings of the board of directors. No fees are paid for attendance at board or committee meetings. However, Sunrise directors are typically granted stock options on an annual basis.

     In 2001, Mr. Aprahamian received a grant of ten-year non-qualified stock options for 9,000 shares of common stock at an exercise price of $20.56 per share. Mr. Bradley received a grant of ten-year non-qualified stock options for 7,000 shares of common stock at an exercise price of $20.56 per share. Mr. Callen received a grant of ten-year non-qualified stock options for 10,000 shares of common stock at an exercise price of $20.56 per share. Mr. Donohue received a grant of ten-year non-qualified stock options for 12,000 shares of common stock at an exercise price of $20.56 per share. Mr. Holladay received a grant of ten-year non-qualified stock options for 7,000 shares of common stock at an exercise price of $20.56 per share. Peter A. Klisares received and option grant for 5,000 shares of common stock at an exercise price of $20.56 per share.

     Sunrise has entered into a consulting agreement with David W. Faeder, effective as of April 1, 2000. Under the consulting agreement, Mr. Faeder performs consulting services as and when reasonably requested by the chairman of the board and chief executive officer or by the president of Sunrise. Initially, the consulting agreement provided for Mr. Faeder to receive, during the term of the agreement, annual compensation of $262,000 and reimbursement of reasonable expenses incurred in connection with the performance of consulting services. On May 31, 2001, the consulting agreement was amended to provide an annual compensation rate of $177,000 per year and up to $131,000 in additional bonuses per year, payable quarterly or at certain milestones. At that time, Mr. Faeder was rehired as an employee for limited purposes and receives an annual salary of $85,000 and is eligible to participate in the company's health and benefits plans. The consulting agreement expires on March 31, 2003, unless extended or earlier terminated by the parties. Either party may terminate the consulting agreement upon 30 days' prior notice. Under the terms of the consulting agreement, all of Mr. Faeder's then existing options continue to vest and be exercisable or available as if his employment with Sunrise had continued through March 31, 2003. In addition, the consulting agreement provides that Mr. Faeder is entitled to the benefits under the senior executive severance plan, as described below, on the same basis as Sunrise's president. The total compensation paid in 2001 to Mr. Faeder under these arrangement was $393,000.

     In September 2001, Mr. Faeder was awarded 52.5 shares of restricted stock in Sunrise At-Home, or .0525% of the issued and outstanding Sunrise At-Home common stock at the time of the award. In February 2002, Mr. Faeder surrendered his restricted stock award for cancellation. In December 2001, Mr. Faeder was awarded restricted limited partnership points in ordinary partnership units in Holdings I, our international joint venture with DLJ (now Credit Suisse First Boston) and affiliated entities ("Holdings I"), or 0.66% of the issued and outstanding ordinary partnership interests in that joint venture at the date of the award. See "Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation" for additional information. In February 2002, Mr. Faeder surrendered his restricted ordinary partnership award in Holdings I for cancellation.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth, for the years ended December 31, 2001, 2000 and 1999, the cash compensation paid by Sunrise, as well as other compensation paid or accrued during those years, to Sunrise's chief executive officer and each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 2001.

                           SUMMARY COMPENSATION TABLE

                                                                             AWARDS         NUMBER OF
                                  ANNUAL COMPENSATION                      RESTRICTED       SECURITIES
NAME AND PRINCIPAL            ---------------------------   OTHER ANNUAL     STOCK          UNDERLYING      ALL OTHER
POSITION(S)(1)                YEAR   SALARY($)   BONUS($)   COMPENSATION     AWARDS          OPTIONS#    COMPENSATION($)
------------------            ----   ---------   --------   ------------   ----------       ----------   ---------------
Paul J. Klaassen............  2001   $300,000    $412,500(4)   $113,592(6)  $    -0-(2)(3)         0          $-0-
  Chairman of the Board       2000    242,000      37,500          -0-           -0-         350,000           -0-
  and Chief Executive         1999    200,000      75,000          -0-           -0-             N/A           -0-
  Officer
Thomas B. Newell............  2001    252,465     131,000          -0-           -0-(2)(3)    70,000           -0-
  President                   2000    215,600      37,500          -0-           -0-          85,000           -0-
                              1999    175,000      75,000          -0-           -0-          65,000           -0-
Tiffany L. Tomasso..........  2001    207,423     105,000          -0-           -0-(3)       30,000           -0-
  Executive Vice President    2000    197,000      37,500          -0-           -0-          70,000           -0-
  and President,              1999    165,000      50,000          -0-           -0-          65,000           -0-
  Management Services
Christian B.A. Slavin.......  2001    207,423     105,000          -0-           -0-(3)       60,000           -0-
  Executive Vice President    2000    197,000      37,500          -0-           -0-         145,000(5)        -0-
  and President, Properties   1999    111,000         -0-          -0-           -0-         220,000           -0-
Brian C. Swinton............  2001    207,423      27,500          -0-           -0-(2)       30,000           -0-
  Executive Vice President    2000    197,000         -0-          -0-           -0-          60,000           -0-
                              1999    165,000      50,000          -0-           -0-          40,000           -0-
Larry E. Hulse..............  2001    170,939      86,500          -0-           -0-          25,000           -0-
  Senior Vice President and   2000    157,000      30,000          -0-           -0-          32,222           -0-
  Chief Financial Officer     1999    105,000      30,000          -0-           -0-          50,000           -0-

---------------
(1) Reflects current positions held.

(2) Includes awards on September 12, 2001 of 52.5 shares of restricted stock (.0525% of the issued and outstanding common stock) in Sunrise At-Home, Sunrise's at-home assisted living joint venture to Paul Klaassen and Thomas Newell, respectively, and 210 shares of restricted stock (.21% of the issued and outstanding common stock) to Brian C. Swinton, for their participation as directors and, in the case of Mr. Swinton, an officer of Sunrise At-Home. Each paid $.01 per share, the fair market value at the date of grant, as determined by the Sunrise At-Home board based upon the then perceived value of the restricted shares. The awards are made at the discretion of Sunrise At-Home's board of directors, which currently is comprised of three representatives of Sunrise (Messrs. Klaassen, Newell and Faeder), two representatives of Sunrise's joint venture partner, and one independent board member. The awards vest at the rate of 25% on anniversary of January 1, 2001, provided that the awardee continually serves as a director or employee of Sunrise At-Home, with acceleration of vesting upon the occurrence of specified events, including change in ownership of Sunrise At-Home. The aggregate value of the unvested Sunrise At-Home restricted stock held by Messrs. Klaassen, Newell and Swinton at December 31, 2001 approximated their fair market value at the grant date. In February 2002, Mssrs. Klassen and Newell surrendered their restricted stock awards in Sunrise At-Home for cancellation.

(3) Includes awards of 2,815 partnership units, 2,815 partnership units, 1,267 partnership units, and 1,267 partnership units in Holdings I, Sunrise's international DLJ joint venture, for 0.66%, 0.66%, 0.3%, and 0.3% of the issued and outstanding ordinary partnership interests in that joint venture on September 24, 2001 to Paul Klaassen, Thomas Newell, Tiffany Tomasso and Christian Slavin, respectively. Each paid $.10 per unit, the fair market value at the date of grant, as determined by Sunrise Assisted Living Investments, Inc. ("SALII"), as the general partner of Holdings I, based upon the then perceived value of the ordinary partnership units. SALII is a wholly-owned subsidiary of Sunrise. The aggregate value of the Holdings I ordinary partnership units held by Messrs. Klaassen,

    Newell and Slavin and Ms. Tomasso at December 31, 2001 approximated their fair market value at the grant date. In February 2002, Mssrs. Klaassen and Newell surrendered their partnership units in Holdings I for cancellation. The partnership units vest 75% as of the date of grant and the remaining 25% shall become vested as of July 30, 2002 provided the participant's employment has not terminated prior to July 30, 2002. Under the terms of the joint venture, after Sunrise's joint venture partners (DLJ now Credit Suisse First Boston and certain of its affiliated entities) receive preferred distributions of 9% on their $39 million initial equity investment in Holdings I, holders of ordinary partnership interests are entitled to share on a pro rata basis with Sunrise's joint venture partners in distributions up to an amount that would provide our joint venture partners with a return equal to the greater of (a) two and one-half times their initial investment in the joint venture or (b) the total of (x) 100% of the partners invested capital plus (x) a 30% cumulative annual return on their investment.

(4) In 2001, Mr. Klaassen earned $412,500 in bonus. However, at his option, he elected to convert $400,000 of this bonus amount to a grant of restricted stock at 1.5 times such amount, subject to approval by the shareholders of the 2002 stock option and restricted stock plan. See "Report on Executive Compensation, CEO's Compensation" and "Approval of 2002 Stock Option and Restricted Stock Plan (Proposal 2)".

(5) Includes options on 75,000 shares repriced in 2001. See "Report on Option Repricing".

(6) Includes $105,000 representing the value of the personal use by Mr. Klaassen of a corporate jet leased by Sunrise and a car allowance of $8,592.

OPTION GRANTS

     The following table contains certain information with respect to stock options granted in 2001 to each of the named executive officers of Sunrise. All options granted in 2001 were ten-year non-qualified options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                           SHARES OF        % OF TOTAL      EXERCISE                     VALUE AT ASSUMED
                         COMMON STOCK     OPTIONS GRANTED   OR BASE                 ANNUAL RATES OF STOCK PRICE
                          UNDERLYING       TO EMPLOYEES      PRICE     EXPIRATION   ---------------------------
         NAME           OPTIONS GRANTED   IN FISCAL YEAR     ($/SH)       DATE        5% ($)          10% ($)
         ----           ---------------   ---------------   --------   ----------   ----------       ----------
Paul J. Klaassen......          -0-               0%         $  -0-          N/A    $      -0-       $      -0-
Thomas B. Newell......       70,000(1)          5.8%          20.00      5/11/11      991, 054        2,407,355
Tiffany L. Tomasso....       30,000(1)          2.5%          20.00      5/11/11       424,738        1,031,723
Christian B.A.
  Slavin..............       60,000(1)          5.0%          26.95     11/12/11     1,016,923        2,577,082
Brian C. Swinton......       30,000(1)          2.5%          20.00      5/11/11       429,738        1,031,723
Larry E. Hulse........       25,000(1)          2.0%          20.00      5/11/11       353,948          859,769

---------------
(1) These options vest over a four-year period. Vesting is accelerated if the options are not assumed in connection with any dissolution or liquidation of Sunrise, the sale of substantially all of Sunrise's assets, a merger, reorganization or consolidation in which Sunrise is not the surviving corporation or any other transaction (including, without limitation, a merger or reorganization in which Sunrise is the surviving corporation) approved by the board of directors of Sunrise which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Sunrise.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to each of the named executive officers of Sunrise concerning the exercise of stock options during 2001, the number of securities underlying unexercised options at the 2001 year-end and the 2001 year-end value of all unexercised in-the-money options held by such individuals.

REPORT ON OPTION REPRICING

     On November 24, 2000, the stock option committee determined that, as a result of declines in the market price of the common stock, Christopher B.A. Slavin, a Sunrise executive officer, held options on 150,000 shares at an exercise price of $37.625 per share that limited their effectiveness as a tool for employee retention and as a long-term incentive. After considering the matter, the stock option committee voted to offer Mr. Slavin a grant of options on 75,000 shares in exchange for his agreement to cancel options on 150,000 shares with an exercise price of $37.625 per share six months and one day after the grant. Mr. Slavin accepted the offer and his options for 150,000 shares were cancelled on May 24, 2001. The exercise price of the repriced options repricing was $26.3125 per share which equaled fair market value on the date of grant. Except for the option exercise price, the new stock option was identical to the canceled options.

                                           Respectfully submitted,

                                           Stock Option Committee

                                           Thomas J. Donohue, Chairman
                                           David G. Bradley
                                           Craig R. Callen

OPTION REPRICING TABLE

     As required by SEC rules, the following table sets forth information with respect to all repricings of options held by any executive officer since Sunrise became a public company in June 1996.

                           TEN-YEAR OPTIONS REPRICING

                                                                                                         LENGTH OF
                                       SHARES OF       MARKET PRICE                                   ORIGINAL OPTION
                                         COMMON        OF STOCK AT    EXERCISE PRICE                       TERM
                                       UNDERLYING        TIME OF        AT TIME OF     NEW EXERCISE    REMAINING AT
                                    OPTIONS REPRICED    REPRICING       REPRICING         PRICE           TIME OF
NAME                      DATE            (#)              ($)            ($/SH)          ($/SH)         REPRICING
----                   ----------   ----------------   ------------   --------------   ------------   ---------------
Christopher B.A.
  Slavin.............  11/24/2000        75,000          $26.3125        $37.625         $26.3125       100 months
David W. Faeder......     9/14/98       200,000          $24.1875        $ 43.50         $  25.00       113 months
Thomas B. Newell.....     9/14/98       200,000          $24.1875        $ 43.50         $  25.00       113 months
Tiffany Tomasso......     9/14/98       100,000          $24.1875        $ 43.50         $  25.00       113 months
                          9/14/98       100,000          $24.1875        $ 43.50         $  25.00       113 months
                          9/14/98        30,000          $24.1875        $ 30.75         $  25.00       106 months
Brian C. Swinton.....     9/14/98       100,000          $24.1875        $ 43.50         $  25.00       113 months

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                            SHARES                               UNDERLYING               VALUE OF UNEXERCISED
                          ACQUIRED ON                      UNEXERCISED OPTIONS(#)      IN-THE-MONEY OPTIONS($)(1)
                           EXERCISE         VALUE        ---------------------------   ---------------------------
          NAME                (#)       REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   --------------   -----------   -------------   -----------   -------------
Paul J. Klaassen........       -0-        $      -0-       175,000        175,000      $2,117,500     $2,117,500
Thomas B. Newell........    65,000         1,059,158       362,086        266,250       1,924,664      2,643,422
Tiffany L. Tomasso......    44,751           669,944       193,250        224,000       1,040,763      2,128,634
Christian B.A. Slavin...    12,000           180,675        41,750        203,750         430,144      1,735,406
Brian C. Swinton........    65,000           760,151       200,000        145,000         820,000      1,556,922
Larry E. Hulse..........    42,640           693,278        57,500         74,167         245,625        916,646

---------------
(1) Market values of underlying securities at exercise or year-end minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, Messrs. Aprahamian, Donohue and Callen served on the Compensation Committee.

     Craig R. Callen, a current Sunrise director, is a managing director and the head of US Health Care Investment banking at Credit Suisse First Boston, a subsidiary of Credit Suisse Group which acquired

Donaldson, Lufkin & Jenrette Securities Corporation in 2001. Prior to that acquisition, he was a managing director of Health Care Investment Banking at Donaldson, Lufkin & Jenrette Securities Corporation. Donaldson, Lufkin & Jenrette Securities Corporation provided financial advisory services to Sunrise during 2001.

     DLJ Capital Corporation is an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. In 1998 and 1999, Sunrise entered into joint ventures with several affiliates of The Sprout Group, DLJ Capital Corporation and Donaldson, Lufkin & Jenrette Securities Corporation in order to raise up to $70.8 million in equity capital for the development of up to 37 assisted living projects in the United States, United Kingdom and Canada. Mr. Callen holds a 1.1375% membership interest in two of the U.S. joint ventures.

     The joint ventures have acquired or assumed purchase contracts for 26 properties, 15 in the United States, three in the United Kingdom and eight in Canada. On September 24, 2001, Sunrise and the DLJ/ Sprout Group affiliates (now Credit Suisse First Boston) revised the joint venture arrangements to allow the periodic sale of properties from the joint venture with retention of long-term management arrangements ("Holdings I"). As of December 31, 2001, Sunrise had provided $2.8 million of equity capital to the Holdings I joint venture with $35.2 million provided by the other Credit Suisse First Boston affiliates. Sunrise has also committed to provide a revolving credit arrangement of up to approximately $4.3 million in principal to a subsidiary of the Holdings I joint venture. Interest on advances made under the credit arrangement accrues at 12% for $3.0 million per annum and LIBOR + 2% per annum for the remaining amounts. As of December 31, 2001, the outstanding principal balance and unpaid accrued interest under the credit arrangement totaled approximately $ 4.4 million, including unpaid accrued interest. Also in September 2001, Credit Suisse First Boston exercised its right under the prior joint venture arrangements to provide equity of approximately $20 million for the development and management of five additional properties in the United Kingdom and Canada ("Holdings II"). As of December 31, 2001, $1.3 million in equity capital had been provided to the Holdings II joint venture by Sunrise and Credit Suisse First Boston.

     Sunrise and its affiliates have agreed to provide subordinated debt to the United Kingdom/Canadian joint venture for each approved project in an amount equal to the difference between the property level debt for each approved project and the amount required to maintain a 75% loan-to-cost ratio. Interest on the subordinated debt accrues at 12.5% per annum and the subordinated debt matures on the date the approved project is sold. As of December 31, 2001, Sunrise has agreed to provide $20.7 million of subordinated debt, of which $16.4 million, was outstanding as of December 31, 2001. The outstanding balance includes accrued interest of approximately $1.6 million.

     In the United States, DLJ Capital Corporation (now Credit Suisse First Boston) affiliates have agreed to provide $15.5 million in equity capital to various joint ventures jointly owned and operated by Sunrise. Sunrise has agreed to provide up to $5.0 million of equity capital in these joint ventures. As of December 31, 2001, Sunrise had provided approximately $5.0 million, and the other investors have provided approximately $15.5 million, of equity capital to the various U.S. joint ventures. Sunrise has also entered into a revolving credit agreement with each of the U.S. joint ventures with principal amounts of approximately $7 million to $16 million. Interest on advances made under each of the credit arrangements accrues at a rate of 10% per annum. As of December 31, 2001, the outstanding principal balances and unpaid accrued interest under these credit arrangements totaled approximately $48.3 million, including unpaid accrued interest.

     In addition to its equity capital investment, Sunrise provides management and development services to all the joint ventures on a contract-fee basis with rights to acquire assets in the future. Sunrise recognized management fees from the above-referenced joint ventures of $7.8 million in 2001.

     On January 11, 2002, Sunrise entered into a $92 million secured term facility with, among others, Credit Suisse First Boston Corporation, in order to provide the company with a committed source of funds to enable it to redeem its then outstanding 5 1/2% convertible notes due 2002.

     In addition, on January 22, 2002, Credit Suisse First Boston was an initial purchaser in our January 2002 Rule 144A private placement of $125 million aggregate principal amount of 5 1/4% convertible subordinated notes due February 1, 2009.

STOCK PERFORMANCE GRAPH

     The graph below compares the total return on an investment in our common stock to the cumulative total return for two broad market indices (the Standard & Poor's 500 Stock Index and the Standard & Poor's SmallCap 600 Stock Index) and to the cumulative total return for two indices comprised of peer groups of companies.(1)

     The graph assumes the investment of $100 in Sunrise's common stock on December 31, 1996. The graph also assumes investments on the same date of $100 each in the S&P 500 Index, the S&P SmallCap 600 Index and the companies comprising the peer group indices. In future years we intend to substitute the S&P SmallCap 600 Index for the S&P 500 Index and the new peer group index for the old peer group index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG SUNRISE ASSISTED LIVING, INC., THE S & P 500 INDEX,
                         THE S & P SMALLCAP 600 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

[GRAPH]

                                SUNRISE ASSISTED                          S&P SMALL CAP
                                  LIVING, INC.           S&P 500               600           NEW PEER GROUP      OLD PEER GROUP
                                ----------------         -------          -------------      --------------      --------------
12/96                                   100                 100                 100                 100                 100
12/97                                154.71              133.36              125.58              121.45              205.65
12/98                                   186              171.47              129.01               82.89               221.1
12/99                                 49.33              207.56              145.01               45.36               69.35
12/00                                 89.69              188.66              162.13               59.55               16.13
12/01                                104.43              166.24              195.17               66.54                9.38

* $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

Copyright(C) 2002, Standard & Poor's, a division of the McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

---------------
  (1) The old peer group index is based on the total return for investments in the common stock of Alternative Living Services, Inc., American Retirement Corporation, Assisted Living Concepts and CareMatrix Corporation. The new peer group index is based on the total return for investments in the common stock of American Retirement Corporation, Beverly Enterprises, Inc., Capital Senior Living and Manor Care, Inc.

REPORT ON EXECUTIVE COMPENSATION

     The board of directors and its compensation and stock option committees have prepared the following report on Sunrise's policies with respect to the compensation of executive officers for 2001.

     The board of directors makes all decisions on salaries for Sunrise's executive officers based upon the recommendation of the compensation committee. In accordance with the terms of his employment agreement entered into in September 2000, bonus awards for Sunrise's Chairman and Chief Executive Officer are made by the compensation committee. For bonus awards to executive officers other than Sunrise's Chairman and Chief Executive Officer, the board of directors approves bonus targets for each individual based on the recommendation of the compensation committee. The achievement of the bonus target is determined by the individual's supervisor. The stock option committee makes decisions regarding the grant of stock options. In addition, during 2001, some of Sunrise's executive officers received restricted stock or partnership unit awards in two of our joint ventures.

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation policies of Sunrise are designed to enable Sunrise to attract, motivate and retain experienced and qualified executives. Sunrise seeks to provide competitive compensation. Sunrise's policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. Sunrise believes that grants of stock options to executives, as well as to employees generally, help align the interests of these persons with the interests of Company's stockholders.

     The following describes in more specific terms the elements of compensation of executive officers for 2001:

     BASE SALARIES

     Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the compensation committee and the board of directors based on various factors, including individual performance and responsibilities.

     BONUSES

     In 2001, bonuses were used to reward and compensate some employees for achieving certain goals set by Sunrise's management. Sunrise may use cash incentives from time to time to help motivate the attainment of management objectives.

     STOCK OPTIONS

     Stock options are considered an effective long-term incentive because gains are linked to increases in the stock value, which in turn provides stockholder gains. Stock options are granted by the stock option committee at an exercise price equal to the market price of the common stock at the date of the grant. The options typically vest in equal portions over a four-year period, and are exercisable within ten years from the date of grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value to Sunrise's stockholders through appreciation of the stock price. Management of Sunrise believes that stock options have been helpful in attracting and retaining skilled executive personnel.

     Reflecting Sunrise's belief in the value and desirability of all employees having a proprietary interest in Sunrise, in 2001, Sunrise granted stock options covering a total of 1,208,875 shares of common stock to approximately 684 employees. This number includes options covering an aggregate of 215,000 shares of common stock granted to Messrs. Klaassen, Newell, Slavin, Swinton and Hulse and Ms. Tomasso.

CEO'S COMPENSATION

     In September 2000, Mr. Klaassen entered into a written employment agreement with Sunrise. The agreement has a five-year term and may be extended on an annual basis for additional terms of five-years. Base salary is subject to annual review at or around January 1. In addition to his base salary, Mr. Klaassen is eligible to receive additional bonus compensation based on achievement of certain performance goals, as set and determined by the compensation committee.

     Mr. Klaassen received a salary of $300,000 in 2001. In 2001, Mr. Klaassen earned a bonus of $412,500 under the terms of his employment agreement. At his option, he elected to convert $400,000 of this bonus amount to a grant of restricted stock at 1.5 times such amount, subject to approval by the shareholders of the 2002 stock option and restricted stock plan.

     Based on executive compensation surveys and Sunrise's financial performance in 2001, the compensation committee concluded that Mr. Klaassen's recommended salary, bonus and restricted stock awards were reasonable and competitive in light of Mr. Klaassen's contributions as Chief Executive Officer. In making these determinations, the compensation committee considered, among other factors, the significant growth of Sunrise in revenues, EBITDA and net income in 2001 over 2000.

COMPENSATION DEDUCTIBILITY POLICY

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." In general, Sunrise's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to Sunrise's executive officers.

                                           Respectfully submitted,

The Board of Directors                     Compensation Committee

Paul J. Klaassen, Chairman                 Thomas J. Donohue, Chairman
Ronald A. Aprahamian                       Ronald A. Aprahamian
Thomas J. Donohue                          Craig R. Callen
David W. Faeder
Teresa M. Klaassen
David G. Bradley
J. Douglas Holladay
Peter A. Klisares
Craig R. Callen                            Stock Option Committee

                                           Thomas J. Donohue, Chairman
                                           David G. Bradley
                                           Craig R. Callen

EMPLOYMENT AGREEMENT

     In September 2000, Sunrise entered into an employment agreement with Mr. Klaassen under which he serves as its chairman and chief executive officer. His initial annual salary was $300,000, subject to review annually. Mr. Klaassen also is eligible to receive an annual bonus (initially targeted at $300,000) based upon the achievement of performance goals established by the compensation committee after consultation with him. In addition, Mr. Klaassen is entitled to a fully-insured executive medical/dental plan providing supplemental coverage for Mr. Klaassen and/or his family for those items not covered under Sunrise's general health plan, and to continuation of such coverage, notwithstanding any termination of his employment agreement for any reason, until age 65. Sunrise also has agreed, notwithstanding any termination of the employment agreement, to pay the premiums on a "split dollar" life insurance policy equal to $150,000 per year for 12 years and to pay Mr. Klaassen an additional amount equal to the tax due to the income imputed to him as a consequence of such policy. Instead of the split dollar life insurance policy, Sunrise and Mr. Klaassen agreed in 2001 that Sunrise would make contributions of $150,000 per year for 12 years into a non-qualified deferred compensation plan. At the end of the 12-year period, Mr. Klaassen will receive any gains realized from the investment of the amounts contributed by Sunrise and Sunrise will receive any remaining amounts. Mr. Klaassen also was awarded an option grant for 350,000 shares, vesting in four equal installments beginning on December 31, 2000.

     Mr. Klaassen's employment agreement is initially for five years, subject to automatic annual renewal, unless earlier terminated. If Mr. Klaassen's employment agreement is terminated by Sunrise for good cause or by Mr. Klaassen for other than "good reason", death or disability, Sunrise is required to: (a) pay Mr. Klaassen his accrued base salary and any bonus amount earned but not yet paid; (b) make additional payments to Mr. Klaassen each year for three consecutive years equal to his annual salary and bonus for the year of termination; and (c) provide to Mrs. Klaassen (and his children through their attainment of age 22), in the event of his death after termination of his employment agreement, and to Mr. Klaassen in the event of his disability after termination of his employment agreement, medical insurance through the date he would attain age 65. Upon termination of Mr. Klaassen's employment agreement due to his death or disability, by Sunrise for other than good cause or by Mr. Klaassen for "good reason," Sunrise is required to make corresponding payments to him or his estate. In addition, any stock options held by him would become fully vested.

     Upon a "change in control" of Sunrise, Mr. Klaassen would be entitled to:
(a) his base salary and annual bonus amount for the remaining term of his employment agreement; (b) additional payments each year for three consecutive years equal to his annual salary and bonus for the year of termination; (c) full vesting of any stock options; (d) continuation of medical insurance as described above; and (d) the severance amount payable to him under the Senior Executive Severance Plan. See "Senior Executive Severance Plans" below. In addition, Sunrise also is required to pay Mr. Klaassen a disposition fee of 1% of Sunrise's enterprise value, defined as its market capitalization plus debt as of the change in control. To the extent this amount is a golden parachute payment under section 280G of the Internal Revenue Code of 1986, Sunrise is required to pay him an amount necessary to gross-up such amount for any taxes.

     Sunrise also has agreed to indemnify Mr. Klaassen against all claims, actions, awards and judgments, including costs and attorneys' fees, in connection with acts or decisions made by him in good faith as a director or as an officer of Sunrise.

     For purposes of Mr. Klaassen's employment agreement, "good reason" is generally defined to mean: (a) the assignment to Mr. Klaassen by the board of duties materially inconsistent with the duties of chairman and chief executive officer; (b) a material change in the nature or scope of Mr. Klaassen's authority; (c) the occurrence of material acts or conduct on the part of Sunrise or its officers which have as their purpose forcing the resignation of Mr. Klaassen or preventing him from performing his duties and responsibilities; (d) a material breach by Sunrise of any material provision of the employee agreement; or (e) requiring Mr. Klaassen to be based more than 50 miles from McLean, Virginia.

     "Change in control" is generally defined to mean: (a) any person or group that becomes the beneficial owner of 20% or more of the common stock or securities representing 20% or more of the combined voting power of all voting securities of Sunrise; (b) a change in the composition of a majority of the board of directors of Sunrise, subject to specified exceptions; (c) a merger, reorganization, consolidation or similar transaction in which the respective beneficial owners of the outstanding common stock and any other voting securities of Sunrise immediately before such transaction are not expected to beneficially own immediately after the transaction, in substantially the same proportions as immediately before the transaction, more the 60% of the common stock and combined voting power of the securities entitled to vote generally in the election of directors of the corporation resulting from the transaction; or
(d) a plan of liquidation of Sunrise or a plan or agreement for the sale or other disposition of all or substantially all of the assets of Sunrise.

SENIOR EXECUTIVE SEVERANCE PLANS

     Effective as of February 25, 2000, the Sunrise board of directors adopted senior executive severance plans under which designated executive officers of Sunrise are eligible to receive severance benefits if such executive officer's employment with Sunrise is terminated by the executive officer within two years after a "change in control" for "good reason" or if, following a change in control, the executive officer's employment is terminated by Sunrise for any reason other than for "cause." Each of the named executive officers is eligible to participate under these plans.

     For purposes of the plans, a "change in control" means, generally, the acquisition by a third party of more than 50% of the outstanding common stock of Sunrise or of the combined voting power of all voting securities of Sunrise entitled to vote generally in the election of directors, a change in the composition of the board of directors of Sunrise whereby the members of the Sunrise board on the effective date of the plans, or any successor board member approved by a majority of the then-existing Sunrise board members, cease to constitute at least a majority of the board of directors or a liquidation of dissolution of Sunrise approved by Sunrise' stockholders. A change of control also will be deemed to occur upon the consummation of a reorganization, merger, consolidation or sale or other disposition of substantially all of the assets of Sunrise, unless, following the transaction, the holders of the outstanding common stock and voting securities of Sunrise immediately prior to the transaction beneficially own more than 50% of the outstanding common stock and voting securities of the resulting entity, no person or entity who did not previously beneficially own 35% or more of the outstanding common stock or voting securities of Sunrise beneficially owns 35% or more of the outstanding common stock or voting securities of the resulting entity and at least a majority of the members of the Sunrise board prior to the transaction continue to serve as members of the board of the resulting entity.

     Under the plans, "good reason" means, generally, a reduction in the executive officer's salary, benefits or bonus eligibility, other than reductions also generally applicable to peer employees, a substantial reduction in the employee's responsibilities or areas of supervision or an office relocation outside the metropolitan area in which the office of the executive officer was previously located. "Cause" is generally deemed to exist if the executive officer is convicted of fraud or theft against Sunrise or a crime involving moral turpitude, if the employee is found to have compromised trade secrets or other valuable proprietary information of Sunrise, or if the employee has engaged in gross or willful misconduct that causes and will continue to cause in the future substantial and material harm to the business and operations of Sunrise or any of its affiliates.

     The amount of the severance benefit payable to a named executive officer (other than the chief executive officer) under the plans generally equals the sum of (a) the accrued obligations of Sunrise to the executive officer as of the date of termination of the executive officer's employment, (b) three times the sum of the executive officer's annual base salary, which is calculated as the greater of the annual base salary payable to the executive officer at the time of termination of employment or twelve times the employee's highest monthly base salary paid or payable to the executive officer in respect of the twelve-month period immediately preceding the month of termination, and the executive officer's annual bonus, which is calculated as the highest amount paid to the executive officer as bonus payments in a single year during the last three full fiscal years before the date of termination of employment, and (c) an additional amount based on a Black-Scholes value methodology for unexercised options previously granted to the executive officer with exercise prices in excess of $24.00. In the case of the chief executive officer, instead of any amount under
(c) above, the chief executive officer would be entitled to receive an amount equal to 0.5% of the total enterprise value of Sunrise based upon the value realized in the "change in control" transaction. If the payments to an executive officer, including the chief executive officer, constituted a "parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended, and the executive officer would receive a greater payment after taxes if the payments were capped at three times the executive officer's annual compensation includible in the executive officer's taxable income for federal income tax purposes during the preceding five years, less $1.00, then the payment would be reduced to that amount. The severance payments are payable in a lump sum within thirty days of the date of termination.

     Under the plans, the executive officer and the executive officer's family also would be entitled to continued medical and other benefits for one year after the date of termination of the executive officer's employment with Sunrise unless they become otherwise eligible to receive similar benefits through another employer. The senior executive severance plans also effectively amend all stock option grants previously made to the executive officers covered by the plans to make them vest immediately prior to a change in control. The executive officers covered by the plans would not be obligated to seek further employment in order to mitigate the amount of severance payments.

     The severance plans terminate on February 25, 2005, but will be automatically extended if necessary in the event of a change in control during the term of the plans so that the plans will remain in full force and effect until two years after the change in control and until all payments have been made. Notwithstanding the foregoing, the board of directors may amend, suspend or terminate the plans at any time prior to commencement of a change in control transaction.

                         REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees Sunrise's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The audit committee has reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Sunrise's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and Sunrise, including the matters in the written disclosure required by the Independent Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The audit committee discussed with the Sunrise's independent auditors the overall scope and plans for their respective audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Sunrise's internal controls, and the overall quality of Sunrise's financial reporting. The audit committee held four meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                           Respectfully Submitted,

                                           Ronald V. Aprahamian, Chairman
                                           Thomas J. Donohue
                                           David G. Bradley

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Sunrise's directors, officers and beneficial owners of more than 10% of Sunrise's outstanding equity securities to file with the SEC initial reports of ownership of Sunrise's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Sunrise for 2001, Sunrise believes that all Section 16(a) filing requirements for that year applicable to such persons were complied with on a timely basis, except Christian B.A. Slavin was late in filing a Form 4 to report a cancellation of a stock option grant.

CERTAIN TRANSACTIONS

     Sunrise leases the real property on which the Fairfax facility is located from Teresa M. Klaassen and Paul J. Klaassen under a 99-year ground lease entered into in June 1986. The ground lease provides for monthly rent of $21,272, as adjusted annually based on the consumer price index. Annual rent expense for 2001 was $447,236. Sunrise has subleased approximately 50% of the property subject to the ground lease to Sunrise Foundation, Inc., a not-for-profit organization operated by the Klaassens. Sunrise Foundation operates a school and day care center on the property. The sublease terminates upon expiration of the ground lease and provides for monthly rent equal to 50% of all of the rent payable under the ground lease. Sunrise Foundation also reimburses Sunrise for use of office facilities and support services. Reimbursements for 2001 were $72,000.

     In May 2001, Sunrise made a $4 million loan to the Sunrise Foundation for the purpose of funding its operations. Interest accrues at LIBOR plus 2.75% per annum. Principal and interest payments are due monthly based on a 25-year amortization schedule at a rate of 6.689%. The unpaid principal balance plus accrued and unpaid interest are due in January 2003. The aggregate amount of indebtedness outstanding at any time during 2001 was $4.1 million. The aggregate amount of indebtedness outstanding at March 14, 2002 was $4 million.

     In February 2000, Sunrise made a $150,000 loan to Mr. Slavin and his spouse in connection with the purchase of his personal residence. The principal balance, together with accrued interest at a rate of 6.12% per annum, is due on February 11, 2005. The loan is secured by a second deed of trust entered into in March 2000. The aggregate amount of indebtedness outstanding at any time during 2001 was $167,278. The aggregate outstanding on March 14, 2002 was $169,115.

     The Klaassens lease real property located in Fairfax County, Virginia from Sunrise for use as a residence under a 99-year ground lease entered into in June 1994. The rent is $1.00 per month. This property is part of a parcel, which includes Sunrise's Oakton facility, that was previously transferred by the Klaassens to Sunrise in connection with a financing transaction. Rather than attempting to subdivide the parcel, which would have caused a significant delay in completing the financing transaction, Sunrise agreed to lease back the residence to the Klaassens as a condition to the transfer of the property.

     For a description of certain other transactions involving Sunrise and its directors, see "Compensation Committee Interlocks and Insider Participation."

                                  APPROVAL OF
                  2002 STOCK OPTION AND RESTRICTED STOCK PLAN
                                  (PROPOSAL 2)

     On March 21, 2002, the board of directors adopted the 2002 stock option and restricted stock plan, subject to approval of stockholders at the annual meeting. As of that date, there were approximately 2,147 directors, officers and employees of Sunrise and its subsidiaries who would be eligible to participate in the 2002 stock option and restricted stock plan.

     The principal provisions of the 2002 stock option and restricted stock plan are summarized below. This summary is not complete and is qualified in its entirety by the terms of the 2002 stock option and restricted stock plan, a copy of which is attached to this proxy statement as Exhibit A.

     DESCRIPTION OF 2002 STOCK OPTION AND RESTRICTED STOCK PLAN

     The plan will be administered by the stock option committee. A total of 1 million shares of common stock will be reserved for issuance under the plan. All directors, officers and employees of Sunrise or any subsidiary, and any consultant or advisor providing bona fide services to Sunrise or any subsidiary (provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction), whose participation in the 2002 stock option and restricted stock plan is determined by the stock option committee to be in the best interests of Sunrise will be eligible to receive option grants or grants of restricted stock under the plan. The plan will terminate ten years after March 21, 2002, the effective date of the plan. Only employees may be granted incentive stock options.

     Awards under the 2002 Stock Option and Incentive Plan. The plan permits the grant of options and restricted stock. In the case of options the option exercise price will be fixed by the stock option committee when the option is granted. However, the per share option exercise price may not be less than the fair market value of Sunrise common stock on the date of grant, as determined under the plan. The purchase price for restricted stock may not be less than the par value of the shares. Options to purchase no more than 250,000 shares of common stock and restricted stock relating to no more than 250,000 shares may be granted to any one eligible individual annually under the plan. The stock option committee may modify or waive any limitation or condition imposed at the time of grant on the vesting or exercise of an option or the vesting of restricted stock, including to accelerate or extend the period during which an option may be exercised.

     No person may receive an incentive stock option if, at the time of grant, the person owns directly or indirectly more than 10% of the total combined voting power of Sunrise unless the option price is at least 110% of the fair market value of the common stock and the exercise period of the incentive stock option is by its terms limited to five years. There is also a $100,000 limit on the value of common stock, determined at the time of grant, covered by incentive stock options that first become exercisable by an optionee in any calendar year.

     Payment. Payment for shares purchased upon exercise of options under the plan may be made: (a) in cash; (b) if permitted by the award agreement, by exchanging shares of common stock with a fair market value equal to or less than the total option price plus cash for any difference; (c) if permitted by the award agreement, by delivery of a promissory note of the person exercising the option; or (d) by a combination of the foregoing. Payment in full of the option price need not accompany the written notice of exercise if the notice directs that the stock certificate for the shares for which the option is exercised are to be delivered to a licensed broker acceptable to Sunrise as the agent for the individual exercising the option and, at the time the stock certificate is delivered, the broker pays to Sunrise the option price in cash or cash equivalent. The payment for restricted shares shall be made in a form set forth in the award agreement.

     Transferability. Options granted under the plan generally are non-transferable except by will or by the laws of descent and distribution upon the death of the award holder. At the time a grant of restricted stock is made, the stock option committee may, in its sole discretion, establish a period of time (a "restricted period") applicable to such restricted stock. Each award of restricted stock may be subject to a different restricted period. The stock option committee may, in its sole discretion, at the time a grant of restricted stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock. Restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the stock option committee with respect to such restricted stock

     Adjustments. In the event of stock splits, stock dividends, recapitalizations, combinations of shares and similar events, the plan provides for adjustment of the number of shares available for grant, including the limitation on the number of shares subject to awards that may be granted to eligible individuals, and the number of shares and the per share exercise price or purchase price for shares subject to unexercised options or restricted stock. Upon any dissolution or liquidation of Sunrise, the sale of substantially all of Sunrise's assets, a merger, reorganization or consolidation in which Sunrise is not the surviving corporation or any other transaction approved by the board of directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Sunrise, the plan and the options granted under the plan will terminate and the restricted stock will become vested, unless provision is made for the continuation of the plan, the assumption of outstanding options and restricted stock or the substitution of new options and restricted stock of the successor corporation or a parent or subsidiary. In the case of the termination of options, the options will be exercisable during the period designated by the board of directors prior to the consummation of the transaction.

     The board of directors may terminate or amend the plan at any time. However, amendment or termination of the plan may not, without the consent of the holder of the award, alter or impair the rights or obligations under any award previously granted under the plan.

     Based on the closing price of $25.74 per share on March 20, 2002, the aggregate market value of the one million shares of common stock reserved for issuance under the 2002 stock option and restricted stock plan is $25,740,000. On March 21, 2002, the board approved, subject to shareholder approval, a grant of 125,000 shares of restricted stock to Thomas B. Newell and a grant of 23,100 shares of restricted stock to Paul J. Klaassen. In addition to the 2002 stock option and restricted stock plan, Sunrise has several other stock options plans adopted in prior years. A total of 7,948,065 shares are reserved for issuance under these plans, of which 7,734,974 shares have been granted, net of forfeitures, as of March 20, 2002, leaving a balance at that date of 213,091 shares available for future grant under these plans.

                               NEW PLAN BENEFITS
                  2002 STOCK OPTION AND RESTRICTED STOCK PLAN

     The table below indicates restricted stock awards made under the 2002 stock option and restricted stock plan, all of which are subject to stockholder approval of the plan at the annual meeting. The purchase price of the restricted stock awards was in each case $.01 per share. The restricted stock award to Mr. Klaassen vests one-third on March 21, 2002, the date of grant, and one-third on March 21 of each succeeding year. The restricted stock award to Mr. Newell vests 50% on March 21, 2007 and 50% on March 21, 2012.

NAME AND POSITION                                             DOLLAR VALUE ($)(1)   NUMBER OF UNITS
-----------------                                             -------------------   ---------------
Paul J. Klaassen
  Chairman of the Board and
  Chief Executive Officer...................................      $  595,749             23,100
Thomas B. Newell
  President.................................................       3,223,750            125,000
Tiffany L. Tomasso
  Executive Vice President
  and President, Management Services........................             -0-                -0-
Christian B.A. Slavin
  Executive Vice President and
  President, Properties.....................................             -0-                -0-
Brian C. Swinton
  Executive Vice President..................................             -0-                -0-
Larry E. Hulse
  Senior Vice President and
  Chief Financial Officer...................................             -0-                -0-
Executive Group (2).........................................       3,819,499            148,100
Non-Executive Director Group................................             -0-                -0-
Non-Executive Officer Employee Group........................             -0-                -0-

---------------

(1) Represents the closing price of Sunrise common stock on March 21, 2002, the date of the awards, less the purchase price, multiplied by the number of restricted shares of Sunrise common stock awarded.
(2) Represent the restricted stock awards made to Messrs. Klaassen and Newell.

     If stockholders approve the plan at the annual meeting, Sunrise will record compensation expense ratably over the vesting period in an aggregate amount to the fair market value of restricted stock awards on May 17, 2002 less the purchase price paid for the restricted stock.

     FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The grant of an incentive option will not be a taxable event for the optionee or for Sunrise. An optionee will not recognize taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply and any gain realized upon a disposition of shares of stock received upon the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. Sunrise will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Sunrise or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising incentive stock options after termination of employment and the holding period for stock received through the exercise of the option are waived.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the stock in an amount generally equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price but not in excess of the gain realized on the sale. The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the optionee recognizes ordinary income subject to Section 162(m) of the Internal Revenue Code summarized below.

     If an optionee exercises an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the optionee had acquired the shares being transferred upon the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above. If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise, other than minimum taxable income as discussed above, and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received upon the exercise of an incentive stock option as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

     Non-Qualified Options. The grant of a non-qualified option will not be a taxable event for the optionee or Sunrise. Upon exercising a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise. Upon a subsequent sale or exchange of shares acquired upon the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares. The tax basis of the shares generally would equal the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised.

     If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered regardless of whether the shares were acquired upon the exercise of a qualified option, and the optionee will be treated as receiving an equivalent number of shares upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received following the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

     If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income.

     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     REASONS FOR OBTAINING SHAREHOLDER APPROVAL

     The board of directors has approved the 2002 stock option and restricted stock plan subject to stockholder approval at the annual meeting. Sunrise is submitting the 2002 stock option and restricted stock plan for stockholder approval at the annual meeting because stockholder approval is required to (a) qualify the 2002 stock option and restricted stock plan under Section 422 of the Internal Revenue Code relating to the grant of qualified stock options, (b) obtain a federal income tax deduction under Section 162(m) of the Internal Revenue Code for compensation recognized by grantees in connection with the awards granted under the 2002 stock option and restricted stock plan and (c) satisfy the listing requirements of the New York Stock Exchange.

     Section 422 of the Internal Revenue Code and applicable Treasury regulations condition incentive stock option treatment for option grants on stockholder approval of the stock option and restricted stock plan under which the qualified stock options are granted. Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of qualified performance-based compensation."

     To satisfy this definition: (a) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (b) the performance goals under which compensation is paid must be established by a compensation committee having the authority to establish and administer performance goals and comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (c) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of Sunrise before payment is made in a separate vote; and (d) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     Under applicable Treasury regulations, in the case of compensation attributable to stock options, the performance goal requirement, summarized in
(a) above, and the stockholder approval requirement, summarized in (c) above, are deemed satisfied, and the certification requirement, summarized in (d) above, is inapplicable, if: (a) the grant or award is made by a compensation committee satisfying the above requirements; (b) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; (c) the option exercise price equals or exceeds the fair market value of the stock on the date of grant; and (d) the stock option plan is approved by stockholders.

     To the extent that the stock option committee determines that an award of restricted stock shall meet the requirements of Code section 162(m) and the regulations thereunder for qualifying as performance-based compensation, one or more of the following business criteria for Sunrise, on a consolidated basis, and/or specified subsidiaries or business units of Sunrise (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the stock option committee in establishing performance goals for restricted stock awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin;
(8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity and (15) revenue.

     Sunrise has in the past used stock options but not restricted stock as an important device to motivate and reward its employees and employees of its subsidiaries. Sunrise included restricted stock as a feature of the 2002 stock option and restricted stock plan in part because, unlike options, restricted stock grants provide grantees with a more direct financial interest in the company. Sunrise believe that the use of both stock options and restricted stock as equity incentives will enhance its ability to attract and retain key personnel.

     Under the New York Stock Exchange's stockholder approval policy, stockholder approval of the plan also is required in order to list the shares of common stock reserved under the plan for trading on the NYSE.

     REQUIRED VOTE

     The approval of the 2002 stock option and restricted stock plan by a majority of votes cast is required; provided that the total vote cast on the proposal to approve the plan represents over 50% of the shares of common stock represented at the annual meeting. For purposes of this vote requirement, abstentions will be treated as votes cast and any broker non-votes will not be counted as votes cast. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 STOCK OPTION AND RESTRICTED STOCK PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has appointed Ernst & Young LLP to act as Sunrise's independent public accountants for 2002. Representatives of Ernst & Young LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ernst & Young LLP was first appointed to act as Sunrise's independent public accountants in November 1994.

     AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Sunrise's annual financial statements for 2001 and the reviews of the financial statements included in Sunrise's Form 10-Qs for 2001 was $0.6 million.

     ALL OTHER FEES

     The aggregate fees billed by Ernst & Young LLP for all other services, consisting of outsourced tax compliance and related tax services, rendered by it to Sunrise for 2001 was $0.4 million. The audit committee of the board has considered whether the provision of the foregoing non-audit services by Ernst & Young, LLP is compatible with maintaining Ernst & Young's independence.

                           STOCK OWNED BY MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the common stock as of March 14, 2002 by (a) each director and nominee for director of Sunrise; (b) each named executive officer of Sunrise; and (c) all executive officers and directors of Sunrise as a group.

NAME AND POSITION(S)                                       AMOUNT AND NATURE OF     PERCENT OF COMMON
WITH SUNRISE                                              BENEFICIAL OWNERSHIP(1)   STOCK OUTSTANDING
--------------------                                      -----------------------   -----------------
Paul J. Klaassen(2).....................................         3,102,313                13.7%
  Chairman of the Board and Chief
     Executive Officer
Teresa M. Klaassen(2)...................................         3,102,313                13.7%
  Executive Vice President and Secretary
David W. Faeder(3)......................................           455,500                 2.0%
  Vice Chairman of the Board
Thomas B. Newell(4).....................................           446,768                 1.9%
  President
Larry E. Hulse(7).......................................            75,878                   *
  Senior Vice President and Chief Financial Officer
Christian B. A. Slavin(5)...............................            58,684                   *
  Executive Vice President and President of
     Properties Division
Tiffany L. Tomasso(6)...................................           259,192                 1.1%
  Executive Vice President and President of
     Management Services Division
Brian C. Swinton(8).....................................           243,195                 1.1%
  Executive Vice President
Thomas J. Donohue(9)....................................            90,000                   *
  Director
Peter A. Klisares(10)...................................            44,907                   *
  Director
Ronald V. Aprahamian(11)................................           169,000                   *
  Director
David G. Bradley(12)....................................            36,000                   *
  Director
Craig R. Callen(13).....................................            36,000                   *
  Director
J. Douglas Holladay (14)................................            25,000                   *
  Director
Executive officers and directors as a group
  (14 persons) (15).....................................         5,042,437                20.7%

---------------
 *   Less than one percent.

(1) Under Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2) Represents 2,927,313 shares held jointly by the Klaassens, as tenants by the entireties, and 175,000 shares issuable upon the exercise of stock options held by Mr. Klaassen that are exercisable within 60 days of March 14, 2002. (See "Principal Holders of Voting Securities".)

(3) Represents 455,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002.

(4) Represents 440,836 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002 and 5,932 shares of common stock held directly.

(5) Represents 58,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002 and 434 shares of common stock held directly.

(6) Represents 258,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002 and 942 shares of common stock held directly.

(7) Represents 75,556 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002 and 322 shares of common stock held directly.

(8) Represents 242,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002 and 695 shares of common stock held directly.

(9) Represents 90,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002.

(10) Represents 41,664 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002 and 3,243 shares of common stock held directly.

(11) Represents 169,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002.

(12) Represents 36,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002.

(13) Represents 36,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002.

(14) Represents 25,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002.

(15) Includes 1,928,556 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2002, 5,932 shares of common stock held directly by Mr. Newell, 434 shares of common stock held directly by Mr. Slavin, 942 shares of common stock held directly by Ms. Tomasso, 695 shares of common stock held directly by Mr. Swinton, 322 shares of common stock held directly by Mr. Hulse, 3,243 shares of common stock held directly by Mr. Klisares and the 2,927,313 shares beneficially owned jointly by Paul J. and Teresa M. Klaassen.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of March 14, 2002 with respect to the ownership of shares of Sunrise common stock by each person believed by management to be the beneficial owner of more than five percent of Sunrise's outstanding common stock. The information is based on the most recent
Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to Sunrise. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

NAME AND ADDRESS OF                                        AMOUNT AND NATURE OF   PERCENT OF COMMON
BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP   STOCK OUTSTANDING
-------------------                                        --------------------   -----------------
RS Investment Management Co..............................       3,862,950                17.2%
  LLC(1)
  388 Market Street
  Suite 200
  San Francisco, CA 94111
Paul J. and Teresa M. Klaassen(2)........................       3,102,313                13.7%
  7902 Westpark Drive
  McLean, VA 22102
Brown Investment & Advisory & Trust......................       1,881,704                 8.4%
Company, and its wholly
owned subsidiary, Brown Advisory
Incorporated(3)
  19 South Street
  Baltimore, MD 21202
Essex Investment Management Co.(4).......................       1,270,720                 5.7%
  125 High Street
  South Boston, MA 02110

---------------
(1) The amended Schedule 13G dated March 8, 2002 of RS Investment Management Co. LLC, RS Investment Management, Inc. and RS Emerging Growth Fund states that:
    (a) RS Investment Management Co. LLC has shared power to vote 3,862,950 shares and shared power to dispose of 3,862,950 shares; (b) RS Investment Management, Inc. has shared power to vote 2,765,550 and shared power to dispose of 2,765,550 shares; and (c) RS Emerging Growth Fund has shared power to vote 2,603,400 shares and shared power to dispose of 2,603,400 shares.

(2) See "Stock Owned by Management."

(3) The Schedule 13G dated February 13, 2001 of Brown Investment Advisory & Trust Company, and its wholly owned subsidiary, Brown Advisory Incorporated, states that: (a) Brown Investment Advisory & Trust Company has sole voting power to vote 823,934 shares, shared power to vote 58,570 shares and sole power to dispose of 882,504 shares; and (b) Brown Advisory Incorporated has sole voting power to vote 999,200 shares and sole power to dispose of 999,200 shares.

(4) The Schedule 13G dated February 12, 2001 of Essex Investment Management Company states that it has sole voting power of 996,270 shares and sole power to dispose of 1,270,720 shares.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2003 annual meeting must be received by Sunrise no later than December 6, 2002 under the proxy soliciting rules of the SEC in order to be considered for inclusion in Sunrise's proxy statement and form of proxy relating to the 2003 annual meeting. Nothing in this paragraph shall be deemed to require Sunrise to include in its proxy statement and proxy relating to the 2003 annual meeting any stockholder proposal which may be omitted from Sunrise's proxy materials under applicable regulations of the SEC in effect at the time such proposal is received. Under Sunrise's bylaws, any stockholder of Sunrise who intends to present a proposal for action at the 2003 annual meeting also must file a copy of the proposal with the secretary of Sunrise at least 60 days prior to the meeting. However, in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which such notice of the date or public disclosure was made.

                        OTHER BUSINESS TO BE TRANSACTED

     The board of directors does not know of any other matters to be presented for action by the stockholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons names in the accompanying proxy will vote such proxy in the manner determined by a majority of Sunrise's board of directors.

                                           By order of the board of directors

                                           /s/ PAUL J. KLAASSEN

                                           Paul J. Klaassen
                                           Chairman of the Board
                                           and Chief Executive Officer

McLean, Virginia
April 5, 2002

                                                                       EXHIBIT A



                          SUNRISE ASSISTED LIVING, INC.
                   2002 STOCK OPTION AND RESTRICTED STOCK PLAN


                  SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of this 2002 Stock Option and Restricted Stock Plan (the "Plan") as follows:

1.       PURPOSE

                  The Plan is intended to advance the interests of the Corporation and any subsidiary thereof within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), with the term "person" as used in such Rule 405 being defined as in
Section 2(2) of the Securities Act (a "Subsidiary"), by providing eligible individuals (as designated pursuant to section 4 below) with incentives to improve business results, by providing an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its Subsidiaries, and will encourage such eligible individuals to continue to serve the Corporation and its Subsidiaries, whether as an employee, as a director, as a consultant or advisor or in some other capacity. To this end, the Plan provides for the grant of stock options (each of which is an "Option") and restricted stock ("Restricted Stock", and together with Options, "Awards"), as set out herein. Each Award shall be evidenced by a written agreement between the Corporation and the recipient individual (the "Award Agreement") that sets out the terms and conditions of the Award. A person who is granted an Award under the Plan is referred to herein as a Grantee.

                  An Option may be an incentive stock option (an "ISO") intended to satisfy the applicable requirements under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provision of any subsequently-enacted tax statute (the "Code"), or a nonqualified stock option (an "NSO"). An Option is an NSO to the extent that the Option would exceed the limitations set forth in section 7 below. An Option is also an NSO if either (i) the Option is specifically designated at the time of grant as an NSO or not being an ISO or (ii) the Option does not otherwise satisfy the requirements of Code Section 422 at the time of grant.

2.       ADMINISTRATION

         (a)      BOARD

                  The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final, binding and conclusive.

         (b)      ACTION BY COMMITTEE

                  The Board from time to time may appoint a Stock Option Committee consisting of two or more members of the Board of Directors who, in the sole discretion of the Board, may be the same Directors who serve on the Compensation Committee, or may appoint the Compensation Committee to serve as the Stock Option Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in section 2(a) above, as the Board shall determine, consistent with the Restated Certificate of Incorporation and By-Laws of the Corporation and applicable law. In the event that the Plan or any Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

         (c)      NO LIABILITY

                  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder.

3.       STOCK

                  The stock that may be issued pursuant to Awards under the Plan shall be shares of common stock, par value $.01 per share, of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed, in the aggregate, one million (1,000,000) shares. If any Award expires or terminates, or is terminated or canceled, for any reason prior to exercise or delivery of shares thereunder, the shares of Stock that were subject to the unexercised, forfeited, terminated or canceled portion of such Award shall be available immediately for future grants of Awards under the Plan.

4.       ELIGIBILITY

         (a)      DESIGNATED RECIPIENTS

                  Subject to the next sentence, Awards may be granted under the Plan to (i) any director, officer or employee of the Corporation or any Subsidiary as the Board shall determine and designate from time to time or (ii) any consultant or advisor providing bona fide services to the Corporation or any Subsidiary (provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction) whose participation in the Plan is determined by the Board to be in the best interests of the Corporation and is so designated by the Board. Options granted to a full-time employee of the Corporation or a "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code shall be either ISOs or NSOs, as determined in the sole discretion of the Board, and Options granted to any other eligible individual shall be NSOs.

         (b)      SUCCESSIVE GRANTS

                  An individual may hold more than one Award, subject to such restrictions as are provided herein.

5.       EFFECTIVE DATE AND TERM OF THE PLAN

         (a)      EFFECTIVE DATE

                  The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by the vote of the Corporation's stockholders in accordance with applicable law. Upon approval of the Plan by the stockholders of the Corporation as set forth above, however, all Awards granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Plan's effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Awards granted hereunder shall be null and void and of no effect.

         (b)      TERM

                  The Plan shall terminate ten years after the effective date.

6.       GRANT OF OPTIONS

         (a)      GENERAL

                  Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such eligible individuals as the Board may determine (each of the whom is an "Optionee"), Options to purchase such number of shares of Stock on such terms and conditions as the Board may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs under Section 422 of the Code. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

         (b)      LIMITATION ON GRANTS OF AWARDS

                  During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the maximum number of shares that can be granted under the Plan to any person eligible for a grant of an Award under section 4, is 250,000 shares per year subject to an Option and 250,000 shares per year pursuant to an Award of Restricted Stock (subject to adjustment as provided in section 18(a) hereof).

7.       LIMITATIONS ON INCENTIVE STOCK OPTIONS

                  An Option that is designated as being one that is intended to qualify as an ISO shall qualify for treatment as an ISO only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which all options that are intended to constitute "incentive stock options," within the meaning of Code Section 422, are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the
Code) does not exceed $100,000. If Stock acquired by exercise of an ISO granted under this Plan is disposed of within two years following the date of grant of the ISO or one year following the transfer of the subject Stock to the Optionee (a "disqualifying disposition"), the holder of the Stock shall, immediately prior to such disqualifying disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Corporation may reasonably require.

8.       OPTION AGREEMENTS

                  All Options granted pursuant to the Plan shall be evidenced by agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.       OPTION PRICE

                  The purchase price of each share of Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement. The Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of Stock on the date on which the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an ISO shall not be less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange or The Nasdaq Stock Market, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.      TERM AND EXERCISE OF OPTIONS

         (a)      TERM

                  Upon the expiration of ten years from the date on which an ISO is granted or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option, that ISO shall be ineligible for treatment as an "incentive stock option," as defined in Section 422 of the Code, and shall be exercisable only as an NSO. In the event the Optionee otherwise would be ineligible to receive an "incentive stock option" by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), such ten year restriction on exercisability as an ISO shall be read to impose a five year restriction on such exercisability. If an Optionee shall terminate employment prior to the ten-year or five-year limitation described in the immediately preceding sentences, other than due to death, any outstanding ISO shall be ineligible for treatment as an "incentive stock option," as defined in Section 422 of the Code, and shall be exercisable only as an NSO, unless exercised within three months after such termination or, in the case of termination on account of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), within one year after such termination.

         (b)      OPTION PERIOD AND LIMITATIONS ON EXERCISE

                  Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and, to the extent that the Board determines and sets forth a termination date for such Option in the Option Agreement (including any amendment thereto), ending upon the stated expiration or termination date. The Board in its sole discretion may specify events or circumstances, including the giving of notice, which will cause an Option to terminate as set forth in the Option Agreement or in this Plan. Without limiting the foregoing but subject to the terms and conditions of the Plan, the Board may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding and may condition exercisability (or vesting) of an Option upon the attainment of performance objectives, upon continued service, upon certain events or transactions, or a combination of one or more of such factors, or otherwise, as set forth in the Option Agreement. Subject to the parachute payment restrictions under section 15(b), however, the Board, in its sole discretion, may rescind, modify or waive any such limitation or condition on the exercise of an Option contained in any Option Agreement, so as to accelerate the time at which the Option may be exercised or extend the period during which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date on which the stockholders of the Corporation approve the Plan, as provided in section 5 above.

         (c)      METHOD OF EXERCISE

                  An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at the Corporation's principal office, addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Option Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in accordance with section 9) on the date of exercise; (iii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the person exercising the Option to the Corporation on such terms as shall be set out in such Option Agreement; or (iv) by a combination of the methods described in (i),
(ii) and (iii). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or Stock certificates evidencing his ownership of such shares. A separate Stock certificate or separate Stock certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an ISO, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is an NSO. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or stock dividend payments attributable to the subject shares or to direct the voting of the subject shares) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

         (d)      DATE OF GRANT

                  The date of grant of an Option under this Plan shall be the date as of which the Board approves the grant or such date as is specified by the Board.

11.      TRANSFERABILITY OF OPTIONS

                  During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetence, the guardian or legal representative of the Optionee) may exercise the Option, except as otherwise specifically permitted by this section 11. No Option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, subject to the terms of the applicable Option Agreement, and to the extent the transfer is in compliance with any applicable restrictions on transfers, an Optionee may transfer an NSO to a family member of the Optionee (defined as an individual who is related to the Optionee by blood, adoption, or marriage) or to a trust established and maintained for the benefit of the Optionee or a family member of the Optionee (as determined under applicable state law and the Code).

12.      TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE

                  In the Board's sole discretion, the Board may include language in an Option Agreement providing for the termination of any unexercised Option in whole or in part upon or at any time after the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary (whether as an employee, a director, a consultant or advisor providing bona fide services to the Corporation or a Subsidiary, or otherwise). Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

13.      RESTRICTED STOCK

          (a)      GRANT OF RESTRICTED STOCK

         The Board may from time to time grant Restricted Stock to persons eligible to receive Awards under SECTION 4 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered).

          (b)      RESTRICTIONS

         At the time a grant of Restricted Stock is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Stock. Each Award of Restricted Stock may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock in accordance with subsection (h) below. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

         (c)      RESTRICTED STOCK CERTIFICATES

        The Corporation shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Corporation shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Corporation or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

         (d)      RIGHTS OF HOLDERS OF RESTRICTED STOCK

        Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         (e)      TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

        Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's employment or other relationship with the Corporation or a Subsidiary, any Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

         (f)      PURCHASE OF RESTRICTED STOCK

         The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Corporation at a purchase price (the "Purchase Price") equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form determined by the Board and set forth in the Award Agreement.

         (g)      DELIVERY OF STOCK

                  Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

         (h)      PERFORMANCE CRITERIA

                  To the extent that the Committee determines that an Award of Restricted Stock shall meet the requirements of Code section 162(m) and the regulations thereunder for qualifying as performance-based compensation, one or more of the following business criteria for the Corporation, on a consolidated basis, and/or specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for Restricted Stock Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share;
(9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity and (15) revenue.

14.      USE OF PROCEEDS

                  The proceeds received by the Corporation from the sale of Stock under the Plan shall constitute general funds of the Corporation.

15.      PARACHUTE LIMITATIONS

                  Notwithstanding any other provision of this Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by the Grantee with the Corporation, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the

Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Corporation under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.      REQUIREMENTS OF LAW

                  The Corporation shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, the individual exercising the Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act, upon the exercise of any Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Award may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award or to cause the exercise of an Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Award shall not be exercisable unless and until the shares of Stock covered by such Award are registered or are subject to an available exemption from registration, the exercise of such Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.      AMENDMENT AND TERMINATION OF THE PLAN

                  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been granted. The Corporation may retain the right in an Award Agreement to convert an ISO into an NSO. The Corporation may also retain the right in an Award Agreement to cause a forfeiture of the shares of Stock or gain realized by a holder of an Award (a) if the holder violates any agreement covering non-competition with the Corporation or any Subsidiary or nondisclosure of confidential information of the Corporation or any Subsidiary, (b) if the holder's employment is terminated for cause or (c) if the Board determines that the holder committed acts or omissions which would have been the basis for a termination of holder's employment for cause had such acts or omissions been discovered prior to termination of holder's employment. Furthermore, the Corporation may, in the Award Agreement, retain the right to annul the grant of an Award, if the holder of such grant was an employee of the Corporation or a Subsidiary and the holder's employment is terminated for cause, as defined in the applicable Award Agreement. Except as permitted under this section 17 or section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.

18.      EFFECT OF CHANGES IN CAPITALIZATION

         (a)      CHANGES IN STOCK

                  If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kind of shares for the acquisition of which Awards may be granted under the Plan, and the limitations on the maximum number of shares subject to Awards that can be granted to any individual under the Plan as set forth in section 6(b) hereof, shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         (b)      REORGANIZATION IN WHICH THE CORPORATION IS THE SURVIVING
                  CORPORATION

                  Subject to subsection (c)(iv) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger or consolidation, with, in the case of an Option, a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. In the event of any distribution to the Corporation's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Corporation) without receipt of consideration by the Corporation, the Corporation may, in such manner as the Corporation deems appropriate, adjust (i) the number and kind of shares subject to the outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

         (c) DISSOLUTION, LIQUIDATION, SALE OF ASSETS, REORGANIZATION IN WHICH THE CORPORATION IS NOT THE SURVIVING CORPORATION, ETC.

All Options outstanding hereunder shall terminate and all outstanding shares of Restricted Stock shall be deemed to have vested: (i) upon the dissolution or liquidation of the Corporation, (ii) upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, (iii) upon a sale of substantially all of the assets of the

Corporation to another person or entity or (iv) upon a merger, consolidation or reorganization (or other transaction if so determined by the Board in its sole discretion) in which the Corporation is the surviving corporation, that is approved by the Board and that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, except to the extent provision is made in writing in connection with any such transaction covered by clauses (i) through (iv) for the assumption of such Awards theretofore granted, or for the substitution for such Awards of new options or restricted stock covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Options, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in section 10(b) above), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs, except that, by inclusion of appropriate language in an Option Agreement, the Board may provide that the Option may be exercised before termination without regard to any installment limitation or other condition on exercise imposed pursuant to section 10(b) above. The Corporation shall send written notice of a transaction or event that will result in such a termination to all individuals who hold Awards not later than the time at which the Corporation gives notice thereof to its stockholders.

         (d)      ADJUSTMENTS

                  Adjustments under this section 18 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (e)      NO LIMITATIONS ON CORPORATION

                  The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19.      DISCLAIMER OF RIGHTS

                  No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

20.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21.      CAPTIONS

                  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22.      WITHHOLDING TAXES

                  The Corporation shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation, any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation, which may be withheld by the Corporation, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Corporation shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate fair market value equal to such withholding obligations. The fair market value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Corporation as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 22 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

23.      OTHER PROVISIONS

                  Each Award granted under the Plan may be subject to, and the Award Agreement relating to such Award may contain, such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions that are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code or the regulations thereunder and shall not include any terms or conditions that are inconsistent therewith.

24.      NUMBER AND GENDER

                  With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

25.      SEVERABILITY

                  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

26.      GOVERNING LAW

                  The validity and construction of this Plan and the instruments evidencing the Awards granted hereunder shall be governed by the laws of the State of Delaware (excluding its choice of law rules).

                                                                       EXHIBIT B



                          SUNRISE ASSISTED LIVING, INC.

                             AUDIT COMMITTEE CHARTER

                             Effective May 11, 2001
        (Amends and restates in its entirety the Audit Committee Charter adopted on March 13, 2000)

PURPOSE

The primary purpose of the audit committee is to assist the board of directors of the company in fulfilling its oversight responsibilities with respect to the company's audit, accounting and financial reporting processes generally and the company's system of internal controls, if any such system of internal controls is established. In this regard, the audit committee is to:

         1. serve as an independent and objective body to monitor the company's financial reporting process and system of internal controls, if any such internal controls are established and maintained;

         2. serve, together with the board of directors, as the ultimate authority to which the company's independent auditor and the company's internal auditing department, if any such internal auditing department shall be established, are accountable, and have, together with the board of directors, the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement); and

         3. provide an open avenue of communication among the independent auditor, financial and senior management, internal audit and the board of directors.

COMPOSITION AND EXPERTISE

The composition of the audit committee and the expertise of the members of the audit committee shall meet the requirements of the New York Stock Exchange Rule 303.01, including, but not limited to, the following:

         1. the audit committee shall consist of at least three directors, none of whom may have any relationship with the company that may interfere with the exercise of their independence from management and the company;

         2. each member of the audit committee shall be financially literate, as such qualification is interpreted by the board of directors in its business judgement, or must become financially literate within a reasonable period of time after his or her appointment to the audit committee;

         3. at least one member of the audit committee shall have accounting or related financial management expertise, as such qualification is interpreted by the board of directors in its business judgement; and

         4. the members of the audit committee shall be elected by the board of directors at the annual organizational meeting of the board of directors and shall serve until their successors shall have been duly elected and qualified or until their earlier resignation or removal. Unless a Chair is designated by the board of directors, the members of the audit committee may elect a Chair by majority vote.

RESPONSIBILITIES

In meeting its responsibilities, the audit committee is expected to:

         1.       Make regular reports to the board.

         2. Review and reassess the adequacy of the committee's charter annually and recommend any proposed changes to the board of directors for approval.

         3. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the company's system of internal controls.

         4. Determine whether to recommend to the board of directors that the annual audited financial statements be included in the company's annual report on Form 10-K.

         5. Review with management and the company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the company's annual audited financial statements.

         6. Review proposed major changes to the company's auditing and accounting principles and practices that are brought to the attention of the audit committee by independent auditors, internal auditors or management.

         7. Recommend to the board of directors the independent auditors to be engaged.

         8. Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the company, consistent with Independence Standards Board Standard 1.

         9. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

         10. Take, or recommend that the full board of directors take, appropriate action to oversee the independence of the independent auditors.

         11. Review the performance of the independent auditors and, if so determined by the audit committee, recommend that the board replace the independent auditors.

         12. Review the appointment and replacement of the senior internal auditing executive, if any.

         13. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

         14. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

         15. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         16. Review with the independent auditors any management letter provided or to be provided by the auditors and management's response to that letter.

         17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

         18. Review with the board as necessary in the audit committee's judgment the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct, if any.

         19. Review with counsel legal matters that are brought to the audit committee's attention and that may have a material impact on the financial statements, the company's compliance policies and material reports or inquiries received from regulatory bodies.

         20. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

POWERS

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

RELATIONSHIP WITH AUDITORS AND BOARD OF DIRECTORS

The company's independent auditors are ultimately accountable to the board of directors of the company and to the audit committee, as representatives of the stockholders of the company. The board of directors and the audit committee have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the company's code of conduct, if any.

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------------------------------------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Solicitation, Voting and Revocability
  of Proxies...........................    1
Election of Directors..................    2
Executive Compensation and Other
  Information..........................    7
Report of the Audit Committee..........   16
Approval of 2002 Stock Option and
  Restricted Stock Plan................   17
Independent Public Accountants.........   22
Stock Owned by Management..............   23
Principal Holders of Voting
  Securities...........................   25
Date for Submission of Stockholder
  Proposals............................   26
Other Business to be Transacted........   27
Exhibit A -- 2002 Stock Option and
  Restricted Stock Plan................  A-1
Exhibit B -- Audit Committee Charter...  B-1

---------------------------------------------
---------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                PROXY STATEMENT

                         SUNRISE ASSISTED LIVING, INC.

                                 APRIL 5, 2002

------------------------------------------------------
------------------------------------------------------

                         SUNRISE ASSISTED LIVING, INC.
                  7902 WESTPARK DRIVE, MCLEAN, VIRGINIA 22102

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Sunrise Assisted Living, Inc. hereby appoints Paul J. Klaassen and Thomas B. Newell, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2002 annual meeting of stockholders to be held on May 17, 2002 at 9:00 a.m., local time, at The Ritz-Carlton - Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia, and at any adjournments or postponements, upon the following matters:

1.   To elect three directors each for a three-year term:  Teresa M. Klaassen
                                                           Ronald V. Aprahamian
                                                           David G. Bradley

  [ ] FOR all nominees listed (except as marked to them       [ ] WITHHELD AUTHORITY
  contrary below)                                             to vote for all nominees listed



(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. To approve the 2002 Stock Option and Restricted Stock Plan.

  [ ] FOR                 [ ] AGAINST                [ ] ABSTAIN

            (Continued and to be signed and dated on reverse side.)

                          \/   FOLD AND DETACH HERE   \/
                         (continued from reverse side)

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN THE MANNER RECOMMENDED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

                                       DATED:
                                             -----------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                       (Please date and sign here exactly as
                                       name appears at left. When signing as
                                       attorney, administrator, trustee or
                                       guardian, give full title as such; and
                                       when stock has been issued in the name of two or more persons, all should sign.)